Exhibit 99.1

GFI Group Inc. Acquires Trayport Ltd., a Leading Provider of Real-Time Electronic

Trading Software for European OTC Energy and Other Markets;

            Completes Private Placement of Senior Notes and Amends Credit Agreement

 – Acquisition Complements GFI’s Hybrid Brokerage Model by Accelerating Electronic Trading Capability –

New York, February 1, 2008 — GFI Group Inc. (Nasdaq: GFIG) announced today that it has acquired Trayport, a leading provider of real-time electronic trading software for brokers, exchanges and traders in the commodities, fixed income, currencies and equities markets.  Trayport’s software is installed on more than 10,000 trading screens worldwide, dealing in over 2,000 different trading instruments and supporting over 50 marketplaces across 15 countries. Trayport, a privately-held company founded in London in 1993, had estimated revenues of £14 million (approximately $28 million) for their fiscal year ending January 31, 2008.

Through its highly regarded GlobalVision™ products, Trayport has established a leading position in supplying software to the European OTC energy markets including electric power, natural gas, coal, emissions and freight. Trayport’s flexible and robust GlobalVision™ platforms can accommodate electronic trading, information sharing and straight-through-processing capabilities in all commodity and financial instruments, and is particularly widespread in energy derivatives.

GFI has paid £75 million for Trayport (approximately $146 million), plus an additional £9 million for excess working capital mostly in the form of surplus cash, for an aggregate purchase price of £84 million (approximately $164 million). GFI financed the all-cash transaction with the proceeds of a private placement of senior secured notes and amounts drawn under its amended credit facility, as described below.  With Trayport’s attractive record of growth, cost structure and profitability performance, GFI anticipates that this transaction will be neutral to its non-GAAP 2008 earnings (which excludes amortization of intangibles) and accretive thereafter.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Over the past two years GFI has created a sizeable footprint and leading position in the OTC energy derivatives marketplace through our acquisition strategy.  At the same time, we have utilized internal development to create technology platforms in credit, foreign exchange and energy to facilitate customer execution and enhance broker productivity.  The acquisition of Trayport represents a singular opportunity to substantively build upon both of these initiatives.  Through the addition of Trayport, GFI’s products and services will be fully integrated into the desktop, middle office and back office of our European energy customers.  Additionally, we will be able to streamline the introduction of new product offerings in all our regions.”

Through GlobalVision™, Trayport offers a comprehensive range of proven products including three electronic trading platforms: Exchange Trading System, Broker Trading System and Trading Gateway, which are tailored to the needs of the specific user communities; Multi-Broker Trading System, which can aggregate multiple liquidity pools onto a single screen; and Whiteboard and Market Information systems, which provide for differing levels of market pricing information and communication.

Mr. Gooch continued: “The scope of Trayport’s product offerings is extensive and their quality is of the highest caliber, to which we can attest as one of their customers.  We are committed to providing the rest of Trayport’s impressive customer roster, which includes major IDBs such as ICAP, Tullett-Prebon and Tradition Financial Services, exchanges including Imarex, OneChicago, the European Energy Exchange and the New Zealand Stock Exchange, as well as trading counterparties such as Merrill Lynch, Barclays, EDF Trading and Electrabel, with the same level of technologically advanced products and services on which they have come to rely.  We are pleased to report that the entire Trayport team, including its founder Ed Hor, will join GFI to ensure this.  Together, we will better serve all our clients, further increase overall market efficiency and build additional value for GFI’s employees and shareholders.”

Edmund Hor, Managing Director of Trayport, stated: “GFI is one of Trayport’s oldest and best customers and understands the critical importance of technology leadership. Teaming up with GFI will enable Trayport to draw upon GFI’s innovative market knowledge in developing more leading edge products for the global trading markets.”

Private Placement and Amended Credit Agreement

GFI also reported that it has completed a private placement of $60 million of 7.17% senior secured notes due in 2013.  The Company further disclosed that it has amended its existing revolving credit facility to increase the available borrowings under the facility to $265 million from $160 million.

Conference Call

GFI has scheduled an investor conference call at 9:00 a.m. (Eastern Time) today, Friday, February 1, to discuss the Trayport acquisition. Those wishing to listen to the live conference via telephone should dial 800.798.2864 in North America and +1 617.614.6206 in Europe.  The passcode for the call is 89923229.  A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Web site. For web cast registration information, please visit the Investor Relations page at http://www.gfigroup.com.  Following the conference call, an archived recording will be available at the same site.

About GFI Group Inc.

GFI Group Inc. (http://www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,500 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Englewood (NJ), and Sugar Land (TX). GFI provides services and products to over 2,000 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, GFInet®, CreditMatch®, GFI ForexMatch™, EnergyMatch®, FENICS®, Starsupply® and Amerex®.

About Trayport Ltd.

Trayport (Trayport.com) is a London-based company with over 100 employees that specializes in developing software to facilitate trading and to support emerging trading communities in the OTC and exchange traded markets. Trayport is known for its expertise in real-time electronic trading systems and has thousands of users worldwide using its GlobalVision™ products in a wide range of asset classes and markets.  In addition to its main London office, Trayport also has sales offices in Hong Kong and Jersey City (NJ).

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: acquisitions by us of businesses or technologies, economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

GFI Group Inc.
Christopher Giancarlo	Comm-Partners LLC
Executive Vice President - Corporate Development	June Filingeri
212-968-2992	203-972-0186
investorinfo@gfigroup.com	junefil@optonline.net

Chris Ann Casaburri
Investor Relations Manager
212-968-4167
chris.casaburri@gfigroup.com

Media Contact:
GFI Group Inc.
Alan Bright
Public Relations Manager
011-44-20-7877-8049
alan.bright@gfigroup.co.uk

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